EXHIBIT 1.01

Universal Forest Products, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2016

Introduction

This Conflict Minerals Report (the “Report”) has been prepared by Universal Forest Products, Inc. for the period from January 1, 2016 to December 31, 2016 (the “Reporting Period”). Unless the context otherwise indicates, “Universal Forest Products,” “we,” “us,” the “Company” and “our” mean Universal Forest Products, Inc. and its consolidated subsidiaries.

This Report is presented to comply with Rule 13p-1 promulgated under Section 13(p) of the Securities Exchange Act of 1934, as amended (the “Rule”). This Rule imposes certain reporting obligations on public companies that manufacture or contract to manufacture products containing conflict minerals that are necessary to the functionality or production of their products. Form SD defines “conflict minerals” as gold, cassiterite, columbite-tantalite, wolframite and their derivatives, which are currently limited to tin, tantalum and tungsten. We identified tin, tantalum, tungsten and gold (collectively, the “3TGs”) that are necessary to the functionality or production of certain products that we manufactured or contracted to manufacture during the Reporting Period.

As described in this Report, we have reason to believe that some of the 3TGs present in our supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”). Therefore, we performed a reasonable country of origin inquiry (“RCOI”) to determine whether any of the 3TGs in our products originated from the Covered Countries and were not from recycled or scrap sources.  Based on the RCOI, we determined that we may have some suppliers that sourced 3TG from the Covered Countries and proceeded to conduct due diligence on our supplier base. The results of our RCOI and due diligence are covered below.

Company Overview

Our business

We design, manufacture and market: wood and wood-alternative products for national home centers and other retailers, structural lumber and other products for the manufactured housing industry, engineered wood components for residential and commercial construction, specialty wood packaging, components and packing materials for various industries, and customized interior fixtures used in a variety of retail stores, commercial and other structures.

For additional information, please see Item 1 (captioned “Business”) in our Form 10-K for our fiscal year ending December 31, 2016 filed on March 1, 2017.

Our products

We conducted an analysis of our products to determine which of our products were likely to contain 3TG. We have identified 3TG in certain of our products within our segments that are necessary to the functionality or production of products that we manufactured or contracted to manufacture during the Reporting Period. Our broad and complex range of products may contain 3TGs within the following components: non-lumber items sold to retailers (e.g. fencing systems and components, solar powered post caps, and doorbells), industrial products (e.g. pallets, skids, crates, specialty wood or alternative material packaging, and strapping), structural lumber products for the site-built market (e.g. roof trusses, floor trusses, and wall panels), and interior fixtures (e.g. shelving, display cases, and lighting).

Description of RCOI

We began our scoping process by extracting a list of our suppliers that provide us with products that may contain one or more of the 3TGs. Once the filtering was completed, we populated the list with contact information and provided the list to our third-party service provider. This supplier list was then uploaded to our third-party service provider’s software platform that allows us to store and manage supplier requests and documentation.

From there, we defined our scoping process even further by removing service providers, indirect materials suppliers, and suppliers who are inactive. This ensures that all suppliers surveyed provided items to Universal Forest Products that were used in final products in the year 2016. Through this process, we removed 31 suppliers from in scope for the 2016 reporting period.

Our third-party service provider then conducted the supplier survey portion of the RCOI utilizing the Conflict Minerals Reporting Template (the “CMRT”), version 4.20, developed by the Electronic Industry Citizenship Coalition® and The Global e-Sustainability Initiative, and the suppliers identified through the procedures above were surveyed on their sourcing of the 3TG that we identified in our products. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a direct supplier’s conflict minerals policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of 3TG used by those facilities.

During the supplier survey, suppliers were contacted and asked to complete the CMRT. All communications were tracked and monitored in the software platform. Non-responsive suppliers were contacted a minimum of three times and then were also guided by our service provider’s team in one on one communications. This included four follow ups in order to encourage their response via CMRTs. To ensure that our suppliers understand our expectations regarding the sourcing of 3TGs, we and our third-party service provider have provided training to suppliers though webinars, videos, documentation, and one-on-one discussions.

The RCOI also included automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid so that data is still retained. All suppliers who submitted CMRTs that were flagged as “invalid” were contacted to address items such as incomplete data, missing smelter information, or inconsistent answers. All of these communications were monitored and tracked in our service provider’s system for future reporting and transparency. As of May 1, 2017, there were 13 invalid submissions that were not corrected by suppliers.

Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the Covered Countries; therefore, in an effort to locate mines with the greatest possible specificity, we proceeded to conduct due diligence on our supplier base.

Due Diligence

Design of due diligence

We have designed our due diligence procedures to conform, in all material respects, with the due diligence framework presented by the Organisation for Economic Co-operation and Development (“OECD”) in the publication OECD (2013) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing and the related Supplements for gold and for tin, tantalum and tungsten (collectively, the “Guidance”).

Our conflict minerals due diligence process includes the five steps as defined by the Guidance: 1) establishing strong company management systems, 2) identifying and assessing risks in our supply chain, 3) designing and implementing a strategy to respond to identified risks, 4) utilizing independent third-party audits, and 5) publicly reporting on our supply chain due diligence. A summary of the due diligence measures undertaken by us is outlined below.

Due diligence performed

Establish Strong Company Management Systems

Internal team

We have organized a Conflict Minerals Committee comprised of individuals in the legal department, including a senior attorney.  As needed, other management personnel from multiple departments participate and/or assist the Conflict Minerals Committee.  The Conflict Minerals Committee leads our conflict minerals compliance effort and is responsible for implementing our conflict minerals compliance strategy and overseeing the program.

We have also taken on other management systems that include the use of a third-party vendor. Through our vendor’s tool we are able to collect and store supplier data and CMRTs, communicate with suppliers, and monitor risks in our supply chain. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests.

Control systems

Controls include, but are not limited to, our Code of Business Conduct and Ethics, regular monitoring of changes in applicable laws, regulations, and guidance, whistleblower mechanisms, regular training of key employee groups, and on-site visits and audits of our suppliers.

Supplier engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have utilized the CMRT version 4.10 or higher and a third-party vendor’s software reporting tool for collecting Conflict Minerals declarations from our supply base. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests.

We have also communicated with suppliers potentially affected by our compliance efforts as identified through our RCOI process our expectation that they assist us in complying with our efforts related to our conflict minerals program. This includes obtaining information to support chain of custody of the 3TG identified in our products.

Grievance mechanism

We maintain several methods in which employees or third parties may notify us of potential issues with our conflict minerals program, including an anonymous employee hotline, email resources both internally and on our website, direct phone numbers, and our open door policy.

Maintain records

We maintain company-wide document retention policies. These policies extend to the documentation accumulated in performing our 3TG due diligence procedures and requires that documentation will be retained for a period of five (5) years.

Identify and Assess Risks in the Supply Chain

It is important to note that Universal Forest Products has relied on supplier responses to provide us with the information about the source of 3TGs contained in the parts and components they supply to us. Similarly, our direct suppliers also rely on information provided by their suppliers. This chain of information creates a level of uncertainty and risk related to the accuracy of the information. We will continue to monitor, adapt, and modify our due diligence practices to conform to the recognized industry best practices.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Each facility that meets the CFSI definition of a smelter or refiner of a 3TG mineral is assigned a risk of high, medium or low based on 3 scoring criteria:

1.	Geographic proximity to the DRC and Covered Countries;
2.	Conflict-Free Smelter Program (CFSP) audit status;
3.	Known or plausible evidence of unethical or conflict sourcing.

Based on this criteria the following facilities have been identified as being of highest concern to the supply chain:

•	Tony Goetz NV - CID002587
•	Kaloti Precious Metals - CID002563
•	Phoenix Metals - CID002507
•	Universal Precious Metals Refining Zambia - CID002854
•	Fidelity Printers and Refiners - CID002515
•	Sudan Gold Refinery - CID002567

When these facilities are reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through our third-party vendor, Assent Compliance, submissions that include any of the above facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to Universal Forest Products, and escalating up to removal of these high risk smelters from our supply chain.

As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context.  If necessary, suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these risks from the supply chain.

In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

We also calculate supplier risk based on the chances that the supplier provides 3TG that may originate from non-conflict free sources. The value of this risk is calculated based on the risk ratings of the smelters declared by that supplier on their CMRT.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Many companies continue to be in the middle of the process and still have “unknown” as some of the answers. It has been decided that penalizing or failing them for working through the process is likely not the best approach, and it does not meet the goals or spirit of the Rule.  However, evaluating and tracking the strength of the program does meet the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are the following items from the CMRT:

A. Do you have a policy in place that includes DRC conflict-free sourcing?

E. Have you implemented due diligence measures for conflict-free sourcing?

H. Do you verify due diligence information received from your suppliers?

I. Does your verification process include corrective action management?

When suppliers meet or exceed the above criteria, by answering yes to all four questions, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program. We store all of this information and will continue to assess our suppliers’ program strength and monitor any improvements or changes.

Design and Implement a Strategy to Respond to Identified Risks

Universal Forest Products is in the process of establishing a Conflict Minerals Policy that outlines our expectations for suppliers. If these expectations are not met, the business relationship with that supplier will be evaluated. For example, if we find that we source 3TGs that directly or indirectly finance or benefit armed groups in the Covered Countries, Universal Forest Products will assess the supplier relationship and encourage that supplier to establish an alternative source of the minerals that does not support such conflict. If an alternative source cannot be found or the supplier chooses not to respond to this risk, we will assess whether or not that supplier can be replaced.

Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with smelters and refiners of Conflict Minerals and therefore do not perform or direct audits of these entities.  In connection with our due diligence, we utilized information made available by the CFSI concerning independent third-party audits of smelters and refiners.

Report on Supply Chain Due Diligence

This Report, which constitutes our annual report on our due diligence efforts, is available on our website at http://www.ufpinvestor.com/phoenix.zhtml?c=116957&p=irol-corporateGovernance within the “Investor Relations” section under “Corporate Governance” and is filed with the SEC.

Results of Due Diligence

Survey results

As of May 1, 2017, we received CMRTs from 33% of our surveyed, in scope suppliers for the 2016 year.

As described above, Universal Forest Products surveys our supply chain and reviews all responses against set criteria that has been developed to determine whether further communication is needed. These criteria include: nonresponsiveness, incomplete responses and overall inconsistencies. Those that provided us with a CMRT were also asked to submit smelter and/or refiner information. The results of this are discussed in the Smelters and Refiners section below.

Smelters and refiners

Of the suppliers surveyed, many completed their CMRTs at the company, business unit or entity level. Due to the scope of these CMRTs, we are unable to conclude which of the 3TGs (if any) have actually been included in parts or products that they supplied to us, nor are we able to determine from which of the processing facilities they listed the 3TGs originated.  Many of the responses provided by a supplier via the CMRT included the names of facilities listed by the suppliers as smelters or refiners (“SORs”). The CMRTs submitted by suppliers that do not list at least one smelter for each 3TG claimed on the CMRT are considered invalid, and our third-party service provider follows up on these, urging suppliers to resubmit the form and include smelter information. Even with that further request, there are still suppliers that are unable to provide SORs used for the materials supplied to us.

For all responses that indicated a SOR, our third-party consultant compared the facilities listed to the list of SORs maintained by the Conflict-Free Sourcing Initiative (“CFSI”). If a supplier indicated that the facility was certified as “Conflict-Free,” our vendor confirmed that the name was listed by CFSI as a certified smelter. No violations were identified. As May 1, 2017, we have validated 308 smelters or refiners, and our third-party service provider is working to validate the additional smelter/refiner entries from the submitted CMRTs. Appendix A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Appendix A any smelters or refiners that we have not been able to validate. Appendix A also includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and CFSI.

As our suppliers are largely unable to provide us with the information necessary to determine country of origin at the product level, we are unable to provide additional SOR names and country of origin of the necessary 3TGs in this Report at this time. We will continue to work with our suppliers to obtain SOR information at the product level.

Future Steps to be Taken

We are committed to complying with the provisions of the Rule and Form SD and expect to continue our efforts to improve our conflict minerals program and related due diligence. As we further develop our program and procedures, we intend to take the following steps to mitigate the risk that any of the 3TGs contained in our products could benefit armed groups in the Covered Countries. These may include, but are not limited to the following:

•

Engage with suppliers and direct them to training resources to attempt to increase our response rate and improve the content of responses to assist in our RCOI process and our efforts to determine the processing facilities for and country of origin of our 3TGs with the greatest specificity possible;

•	Engage suppliers and encourage them to provide responses at the product level;
•	Continue to invest in Conflict Minerals due diligence tools;
•	Continue to respond to legal requirements regarding 3TGs in our supply chain;
•	Continue to refine the identification of suppliers who provide us with 3TGs;
•

Implementing a strategy to respond to identified risk, including but not limited to, potential action to be taken against suppliers that do not respond to our requests or do not provide reasonable information to support our due diligence activities; and

•

Engage any of our suppliers found to be supplying us with 3TGs from sourcing that support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict.

Appendix A:

The table below lists, as of May 1, 2017, the smelters or refiners identified by our responsive suppliers that may have been used to process the conflict minerals necessary to the functionality or production of our products during 2016. As described above, this list may contain more facilities than are actually linked to the Company’s products. In addition, this list may not include all applicable facilities as not all of our suppliers were able to provide SOR information at this time. Those smelters or refiners that have been validated as compliant under the CFSP (Conflict Free Smelter Protocol) by the CFSI have been noted as such in the final column on the right.

Metal	Standard Smelter Name	Smelter Facility Location	CFSI Audit Status
Gold	Advanced Chemical Company	UNITED STATES	Compliant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Compliant
Gold	Asahi Pretec Corp.	JAPAN	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not Enrolled
Gold	AU Traders and Refiners	SOUTH AFRICA	Compliant
Gold	AURA-II	UNITED STATES	Not Enrolled
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangalore Refinery	INDIA	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant

Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	Caridad	MEXICO	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
Gold	Cendres + Métaux S.A.	SWITZERLAND	Active
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Chugai Mining	JAPAN	Not Enrolled
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not Enrolled
Gold	DODUCO GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not Enrolled
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Not Enrolled
Gold	Geib Refining Corporation	UNITED STATES	Active
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not Enrolled
Gold	Guangdong Jinding Gold Limited	CHINA	Not Enrolled
Gold	Gujarat Gold Centre	INDIA	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not Enrolled
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Ltd. Hong Kong	CHINA	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Compliant

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not Enrolled
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not Enrolled
Gold	Kazzinc	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Compliant
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Compliant
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CHINA	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Enrolled
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not Enrolled
Gold	Materion	UNITED STATES	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	Compliant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Modeltech Sdn Bhd	MALAYSIA	Not Enrolled
Gold	Morris and Watson	NEW ZEALAND	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Active
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Compliant

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant
Gold	PAMP S.A.	SWITZERLAND	Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not Enrolled
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Précinox S.A.	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Remondis Argentia B.V.	NETHERLANDS	Not Enrolled
Gold	Republic Metals Corporation	UNITED STATES	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	SAAMP	FRANCE	Not Enrolled
Gold	Sabin Metal Corp.	UNITED STATES	Not Enrolled
Gold	SAFINA A.S.	CZECH REPUBLIC	Not Enrolled
Gold	Sai Refinery	INDIA	Not Enrolled
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Compliant
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Compliant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Compliant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN	Compliant
Gold	So Accurate Group, Inc.	UNITED STATES	Not Enrolled
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	T.C.A S.p.A	ITALY	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not Enrolled
Gold	Tony Goetz NV	BELGIUM	Active
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Not Enrolled

Gold	Torecom	KOREA, REPUBLIC OF	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Compliant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Not Enrolled
Gold	Valcambi S.A.	SWITZERLAND	Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES	Compliant
Tantalum	Duoluoshan	CHINA	Compliant
Tantalum	Exotech Inc.	UNITED STATES	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Not Enrolled
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	Compliant
Tantalum	Molycorp Silmet A.S.	ESTONIA	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	Plansee SE Liezen	AUSTRIA	Not Enrolled
Tantalum	Plansee SE Reutte	AUSTRIA	Compliant
Tantalum	Power Resources Ltd.	MACEDONIA	Compliant
Tantalum	QuantumClean	UNITED STATES	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemicals	JAPAN	Compliant
Tantalum	Telex Metals	UNITED STATES	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	Compliant
Tin	Alpha	UNITED STATES	Compliant
Tin	An Thai Minerals Co., Ltd.	VIET NAM	Not Enrolled
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not Enrolled
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Compliant

Tin	CV Ayi Jaya	INDONESIA	Compliant
Tin	CV Dua Sekawan	INDONESIA	Compliant
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	Compliant
Tin	CV Tiga Sekawan	INDONESIA	Compliant
Tin	CV United Smelting	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant
Tin	Dowa	JAPAN	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Active
Tin	Elmet S.L.U.	SPAIN	Compliant
Tin	EM Vinto	BOLIVIA	Compliant
Tin	Estanho de Rondônia S.A.	BRAZIL	Not Enrolled
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Compliant
Tin	Gejiu Jinye Mineral Company	CHINA	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Not Enrolled
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Not Enrolled
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	Compliant
Tin	Mineração Taboca S.A.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	Modeltech Sdn Bhd	MALAYSIA	Not Enrolled
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Active

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Compliant
Tin	Phoenix Metal Ltd.	RWANDA	Not Enrolled
Tin	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT Cipta Persada Mulia	INDONESIA	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	PT Inti Stania Prima	INDONESIA	Compliant
Tin	PT Justindo	INDONESIA	Not Enrolled
Tin	PT Karimun Mining	INDONESIA	Compliant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT O.M. Indonesia	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	PT Wahana Perkit Jaya	INDONESIA	Compliant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant

Tin	Rui Da Hung	TAIWAN	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Thaisarco	THAILAND	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Enrolled
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Active
Tin	Yunnan Tin Company Limited	CHINA	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	Not Enrolled
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Not Enrolled
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Not Enrolled
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck GmbH	GERMANY	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Compliant

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Kennametal Fallon	UNITED STATES	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant

Country of Origin List:

This list below sets out possible countries of origin of 3TGs used in the manufacture of products containing conflict minerals that are necessary to the functionality or production of our products. The list is based on publicly available information, our reasonable country of origin investigation, and other due diligence. For the reasons described in the Report, however, these possible countries of origin cannot necessarily be linked to our products:

Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Columbia, Cote D’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam, Zimbabwe, Kenya, Mozambique, South Africa, Democratic Republic of the Congo, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.